UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2017

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-09947 (Commission File Number)	No. 06-0853807 (I.R.S. Employer Identification No.)

21 Griffin Road North

Windsor, Connecticut

(Address of principal executive offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

As previously announced, on March 30, 2017, TRC Companies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Bolt Infrastructure Parent, Inc., a Delaware corporation (“Parent”), and Bolt Infrastructure Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of New Mountain Partners IV, L.P., a fund affiliated with New Mountain Capital, L.L.C.

On April 18, 2017, the Company entered into a completion bonus agreement with Thomas W. Bennet, Jr., the Company’s Senior Vice President and Chief Financial Officer, pursuant to which the Company agreed to pay Mr. Bennet a bonus of $640,000 following the closing of the Merger.  The completion bonus agreement with Mr. Bennet provides for payment of the completion bonus, provided that (a) he assists in bringing the Merger to a successful completion, (b) he remains in good standing with the Company through the closing of the Merger, (c) he waives, and releases the Company from, any payments that could be owed to him under the Company’s Change in Control Severance Plan for Key Executives and (d) the closing of the Merger occurs within one year of the execution of his completion bonus agreement.

On April 18, 2017, the Company entered into a completion bonus agreement with Martin H. Dodd, the Company’s Senior Vice President, General Counsel and Secretary, pursuant to which the Company agreed to pay Mr. Dodd a bonus of $200,000 following the closing of the Merger, provided that (a) he assists in bringing the Merger to a successful completion, (b) he remains in good standing with the Company through the date of the closing, and (c) the closing occurs within one year of the execution of his completion bonus agreement.

References to the completion bonus agreement for each of Mr. Bennet and Mr. Dodd and the Company’s Change in Control Severance Plan for Key Executives are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated by reference.

Additional Information and Where to Find It

This report may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. The Company intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed transactions. This report does not constitute a solicitation of any vote or approval. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of the proxy statement and other documents filed with the SEC (when they became available) from the SEC’s website at www.sec.gov or by accessing the Company’s website at www.trcsolutions.com.

Certain Information Concerning Participants

The Company, its directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions. Information about such persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transactions, and any interest they have in the proposed transactions, will be set forth in the Company’s definitive proxy statement when it is filed with the SEC. You can find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2016, and its Annual Report on Form 10-K for the year ended June 30,

2016, which was filed with the SEC on August 31, 2016.  These documents (when available) may be obtained as indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Completion Bonus Agreement, by and between TRC Companies, Inc. and Thomas W. Bennet, Jr., dated April 18, 2017.

10.2	Completion Bonus Agreement, by and between TRC Companies, Inc. and Martin H. Dodd, dated April 18, 2017.

10.3	Change of Control Severance Plan for Key Executives, effective as of July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRC COMPANIES, INC.

Date: April 19, 2017	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Completion Bonus Agreement, by and between TRC Companies, Inc. and Thomas W. Bennet, Jr., dated April 18, 2017.

10.2	Completion Bonus Agreement, by and between TRC Companies, Inc. and Martin H. Dodd, dated April 18, 2017.

10.3	Change of Control Severance Plan for Key Executives, effective as of July 1, 2013.